                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:

  [ ]  Preliminary Proxy Statement
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          COMMISSION FILE NO. 0-20572


                           PATTERSON DENTAL COMPANY

               (Name of Registrant as Specified In Its Charter)


                             AVRON L. GORDON, ESQ.
                            BRIGGS AND MORGAN, P.A.
                                2400 IDS CENTER
                         MINNEAPOLIS, MINNESOTA  55402
                                (612) 334-8455

                  (Name of Person(s) Filing Proxy Statement)



  Payment of Filing Fee (Check the appropriate box):


  [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
         6(i)(3).
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


       1)   Title of each class of securities to which transaction applies:
                                                                           ----
       2)   Aggregate number of securities to which transaction applies:
                                                                        -------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                               --------------------------------
       4)   Proposed maximum aggregate value of transaction:
                                                            -------------------


  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


       1)   Amount Previously Paid:
                                   --------------------------------------------
       2)   Form, Schedule or Registration Statement No.:
                                                         ---------------------
       3)   Filing Party:
                         -----------------------------------------------------
       4)   Date Filed:
                       ------------------------------------------------------

                                August 7, 1996



Dear Shareholder of Patterson Dental Company:

     You are cordially invited to attend the Annual Meeting of Shareholders of Patterson Dental Company (the "Company"), to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 9, 1996, at 4:30 p.m.

     At the Annual Meeting you will be asked to vote for the election of two directors, to approve the Company's Capital Accumulation Plan, a restricted common stock plan for key employees, and to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 26, 1997. I encourage you to vote FOR the nominees for director, FOR adoption of the Capital Accumulation Plan, and FOR ratification of the appointment of Ernst & Young LLP. Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope.



                                                  Very truly yours,

                                                  PATTERSON DENTAL COMPANY

                                                  /s/Peter L. Frechette
                                                  Peter L. Frechette
                                                  President and Chief
                                                  Executive Officer

                           PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                          ST. PAUL, MINNESOTA  55120

                                 _____________

                                    NOTICE
                                      OF
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                               SEPTEMBER 9, 1996

                                ______________



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Patterson Dental Company (the "Company") will be held at 4:30 p.m. on Monday, September 9, 1996, at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, for the following purposes:

     1. To elect two directors of the Company to have terms expiring in 1999, and until their successors shall be elected and duly qualified.

     2. To approve the Company's Capital Accumulation Plan, a plan pursuant to which 1,000,000 shares of restricted common stock may be awarded to key employees of the Company. A copy of the Plan is attached to this Proxy Statement as Annex A.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 26, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 15, 1996, are entitled to notice of and to vote at the meeting.

     Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/Ronald E. Ezerski
                                         Ronald E. Ezerski
                                         Secretary
Saint Paul, Minnesota
August 7, 1996

                           PATTERSON DENTAL COMPANY
                           1031 MENDOTA HEIGHTS ROAD
                          ST. PAUL, MINNESOTA  55120

                                 _____________


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                               SEPTEMBER 9, 1996

                                ______________


                                 INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patterson Dental Company (the "Company") for use at the Annual Meeting of Shareholders to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Monday, September 9, 1996 at 4:30 p.m., and at any adjournment thereof.

     All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting as follows, unless otherwise specified by the shareholder in the proxy: (i) in favor of the election of the nominees for directors listed herein; (ii) in favor of adoption of the Company's Capital Accumulation Plan; (iii) in favor of the selection of Ernst & Young LLP as the independent auditors of the Company; and (iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy and delivering it to the Secretary of the Company, or by attending the meeting and giving oral notice to the Secretary of the Company. Any written notice or shares delivered to the Secretary of the Company should be sent to Ronald E. Ezerski, Secretary, Patterson Dental Company, 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

     The Board of Directors of the Company has fixed the close of business on July 15, 1996 as the record date for determining the holders of the Company's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, the voting shares of the Company consisted of 21,551,616 shares of Common Stock each entitled to one vote per share. The Notice of Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about August 7, 1996.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of July 15, 1996 (unless noted otherwise), by (i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director of the Company, (iii) each officer named in the executive compensation table on page 3 of this Proxy Statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                                               AMOUNT AND NATURE   PERCENTAGE OF
                                                                OF BENEFICIAL      OUTSTANDING
     NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP(1)        STOCK(2)
     ------------------------------------                        ------------        --------

     First Trust National Association.........                   3,837,083               17.7%
      Trustee of the Patterson Dental Company
      Employee Stock Ownership Plan and Trust
      180 East 5th Street
      St. Paul, MN  55101

     Peter L. Frechette.......................                   1,990,219(2)             9.2
      1031 Mendota Heights Road
      St. Paul, MN  55120

     Ronald E. Ezerski........................                   1,899,761(2)             8.8
      1031 Mendota Heights Road
      St. Paul, MN  55120

     James W. Wiltz...........................                     396,327(2)             1.8

     John V. Dodd.............................                      57,478(2)               *

     David K. Beecken.........................                     101,460(3)               *

     Andre B. Lacy............................                      37,950(3)               *

     Burt E. Swanson..........................                      19,500(3)               *

     All directors and officers as a group
        (7 persons)...........................                   4,502,695               20.8

_____________
     *Less than 1%

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Beneficial ownership includes shares of Common Stock held as of July 15, 1996, by the Patterson Dental Company Employee Stock Ownership Plan and Trust (the "ESOP"). Shares reported as owned by the ESOP Trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named person. In July 1996, 3,552,855 shares of Preferred Series A shares owned by the ESOP were converted into 3,837,083 Common Shares. Allocated shares are voted by the ESOP Trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.

(2) Beneficial ownership shown includes the following amounts of Common Stock allocated by the ESOP account of the respective officers: Peter L. Frechette 795 shares; Ronald E. Ezerski 761 shares; James W. Wiltz 627 shares; and John V. Dodd 2,998 shares.

(3) Includes shares purchasable by the named person under the Company's Director Stock Option Plan: Andre B. Lacy (33,000 shares); David K. Beeken (33,000 shares); Burt E. Swanson (18,000 shares).

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation earned by the Company's Chief Executive Officer and the other four most highly paid executive officers for the fiscal years ended April 1994, 1995 and 1996. No stock options were granted to executive officers during the last fiscal year, nor were there any options outstanding on April 27, 1996. See "Compensation Plans."


                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                ------------------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR    SALARY ($)   BONUS ($)  COMPENSATION ($)(1)
                                                ------ ------------  ----------  -------------------

Peter L. Frechette ...........................   1996     286,800      176,717        1,644
  President and Chief Executive Officer          1995     277,600      154,163        2,211
                                                 1994     269,936      203,035        2,245

Ronald E. Ezerski ............................   1996     183,732       75,379        1,636
  Vice President - Finance,                      1995     177,064       71,398        2,204
  Treasurer and Secretary                        1994     170,668       93,015        2,107

James W. Wiltz ...............................   1996     152,004       62,735        1,606
  Vice President - Sales and                     1995     146,935       59,160        2,053
  Distribution                                   1994     142,005       77,560        1,702

Guy F. Bradley, II(2) ........................   1996     127,800       51,917        1,582
  Vice President - Marketing                     1995     121,600       48,960        1,585
                                                 1994     115,000       54,338        1,376

John V. Dodd .................................   1996     113,868       40,915        9,639
  Vice President - Management                    1995     106,643       38,556        8,991
  Information Services                           1994     105,336       50,233        7,816
- --------------------------

(1) Consists of contributions by the Company to the executive officer's account under the ESOP for the end of each ESOP plan year in April 1994, 1995 and 1996.

(2) Mr. Bradley resigned from the Company on July 2, 1996.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


          The Compensation Committee of the Board of Directors makes annual recommendations to the Board respecting the appropriate levels of compensation for the Company's five senior executive officers for the following calendar year. The Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the Committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. The Company's three outside directors, Messrs. Swanson, Beecken and Lacy, compose the Compensation Committee. The Committee reviews and makes recommendations to the Board with respect to the base salary component on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the five senior executives. The bonus potential for each of the five senior officers is directly affected by their participation in the Management Incentive Compensation Plan (MICP) which is reviewed by the Committee and adopted by the Board on a fiscal year basis.

          The Committee had discussions with the President and Vice President-Finance, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management's overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short term versus longer term incentives, the use of stock option programs, the alignment of executive compensation with the enhancement of shareholder value and other issues. The Committee also reviewed other information available to its members, including a compensation survey and report prepared by a recognized firm of compensation consultants.

Compensation Philosophy and Objectives

          The Company's executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance which in turn will enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The MICP for the fiscal year ending April 27, 1996 specifically ties incentive compensation to the Company's earnings, and each participating officer's incentive compensation, including incentive compensation for the five senior officers, increases in direct proportion to the Company's increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect Company profits. The overall goal of the plan is to reward these officers for achieving superior performance.

          The Committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. Except for the Chief Executive Officer whose bonus potential was increased from 60% to 65% of base salary for fiscal year 1997, if the Company's goals are achieved, an executive could obtain total compensation near or above the competitive total compensation shown in the outside consultant's survey for comparable positions for fiscal year 1996. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with the Company's traditional executive compensation approach.

Executive Compensation Program Components

          The Company's executive compensation program for the five senior officers, including the President and Chief Executive Officer, consists of a base salary and an annual cash incentive in the form of a potential bonus measured as a percentage of base salary. The particular elements of the compensation program are discussed more fully below.

     Base Salary. Annual base salary levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance of the executive, as well as the Company's overall performance, internal equity and external pay practices.

     Incentive Compensation. Annual cash bonuses are paid under the Company's MICP and are designed to provide a direct financial incentive to executives to achieve the Company's annual profit goals. The annual bonus potential percentage of base salary range from 35% to 65% of base salary, subject to increase in direct proportion to the Company's increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows a maximum of 150% of the targeted bonus potential to be paid if 125% of the planned profit is achieved. Accordingly, Peter L. Frechette, the Company's Chief Executive Officer, who had a 60% bonus potential for fiscal year 1996, received a bonus of 62.4% of base pay as a bonus because the Company achieved 102% of its plan. Because the profit goals were exceeded for the fiscal year ending April 27, 1996, the five senior officers earned cash bonuses of 104% of their targeted potential bonus percentage of base salary. Each year the MICP is revised to set new performance goals for the Company and the key employee participants in the plan.

     The Company's base salary ranges were changed for calendar 1995 to more closely approximate the market average but continue to lag behind the market according to the independent consultant's report. Nevertheless, except for the Chief Executive Officer, the Committee believes that total compensation is competitive in relation to market data, primarily because a larger part of the Company's compensation package is at risk under the MICP and the Company, for fiscal year end April 27, 1996, performed above the threshold levels set for the increase in net earnings and operating income. For fiscal 1996, the hurdle rates under the MICP were a 19% increase in net earnings and a 17% increase in operating income, both of which were substantial targets to meet. Because the Company continues to reward the performance of its executives through the profitability-oriented MICP, the Committee believes that the Company can justify paying more than competitive levels of total compensation.

     In addition to the previously adopted Employee Stock Purchase Plan pursuant to which approximately 650 employees have subscribed to purchase Company stock, the Board recently adopted a Capital Accumulation Plan (referred to elsewhere in this proxy statement) which if approved by the shareholders will in the view of the Committee provide an effective tool in motivating and encouraging officers and other key employees to lessen the dependence of the Company on annual compensation and bonuses to attract, retain and motivate key personnel to grow the Company's sales and earnings. Since the senior officers are also shareholders whose interests are aligned with the long-term interests of shareholders, each of the senior officers currently has long-term incentives which are directly linked to the interests of the Company's other shareholders. The Committee continues to believe that longer term incentive compensation which the stock purchase plan and the proposed Capital Accumulation Plan should provide will be beneficial to key employees as well as the Company and its shareholders.

CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     The Company's income tax deduction for executive compensation is limited by Code Section 162(m) to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to the Company's chief executive officer and the other four executive officers who are most highly compensated. They are identified in the Summary Compensation Table. The Company has not had any deductions limited by Section 162(m) to date.

     The Committee will make every reasonable effort to ensure that all compensation paid to its executives is fully deductible, provided it determines that application of this limit is consistent with the Company's needs and its executive compensation philosophy.

                                       Respectfully submitted,

                                       David K. Beecken
                                       Andre B. Lacy
                                       Burt E. Swanson, Chairman
                                       The Compensation Committee

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested on October 28, 1992, the date of the initial public offering of the Company's Common Stock, through the April 27, 1996 with the cumulative total return for the same time period on the same amount invested in the Nasdaq Stock Market (U.S. Companies) Index and an index of peer companies selected by the Company. The Peer Group Index consists of 25 companies (including the Company) based on the same Standard Industrial Code.*



                             [GRAPH APPEARS HERE]


- --------------------------------FISCAL YEAR ENDING---------------------
COMPANY                                1992    1993    1994    1995    1996
PATTERSON DENTAL COMPANY                100.00  107.75  196.48  196.38  255.51
PEER GROUP                              100.00  105.70  121.14  110.19  140.75
NASDAQ INDEX                            100.00  119.17  133.76  146.06  203.88

______________________
  *American HomePatient, Inc., Aprogenex, Inc., Bio-Dental Technologies Corp., Biodynamics International Inc., Cantel Industries, Inc., Cyberonics, Inc., Elron Electronic Industries Ltd., ESC Medical Systems Ltd., Graham-Field Health Products Inc., Gulf South Medical Supply, Inc., Gull Laboratories Inc., Henry Schein Inc., MBF USA Inc., Micro Bio-Medics Inc., Norland Medical Systems Inc., Owens & Minor Inc., Phoenix-Shannon PLC, Physician Sales and Services, Inc., Potlatch Corporation, Pro-Dex Inc., Sterile Concept Holdings, Inc., Strategic Distribution, Inc., Sullivan Dental Products Inc., Thermo-Mizer Environmental Corp., Vallen Corporation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years. Andre B. Lacy and Ronald E. Ezerski are each nominated to serve three year terms expiring in 1999. There are three other directors of the Company whose terms of office do not expire in fiscal 1996.

     The persons named in the accompanying proxy will vote for the election of the above named nominees, unless authority to vote is withheld. The Board of Directors is informed that the nominees are willing to serve as directors, however, if the nominees are unable to serve or for good cause will not serve, the proxy may be voted for such other persons as the proxies shall, in their discretion, determine.

     Set forth below is certain information concerning the nominees for election as directors of the Company and the three directors of the Company whose terms of office will continue after the Annual Meeting.


                    NOMINEES FOR ELECTION AS DIRECTORS FOR
                 TERMS EXPIRING AT THE ANNUAL MEETING IN 1999
                 --------------------------------------------

     RONALD E. EZERSKI, age 50, has been Vice President, Treasurer and Secretary of the Company since December 1982 and was President of its subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into the Company. Mr. Ezerski has been a director of Patterson since March 1983. His current term as a director of the Company expires in 1996. Prior to joining Patterson in December 1982, Mr. Ezerski was Controller and Treasurer of Estech, Inc., a subsidiary of Esmark, Inc. Prior to that, Mr. Ezerski was Manager of the Special Projects Department for two years at Esmark. Prior to his employment with Esmark, Mr. Ezerski spent eight years at Touche Ross & Co. as an assistant and then manager on its audit staff. Mr. Ezerski holds a B.S. degree in accounting from DePaul University and is a certified public accountant.

     ANDRE B. LACY, age 56, has been Chairman, Chief Executive Officer, and President of LDI Management, Inc. since 1986. LDI Management, Inc. is managing general partner of LDI, Ltd., an industrial and investment limited partnership. Mr. Lacy is also a member of the boards of directors of FinishMaster, Inc., IPALCO Enterprises, Inc., Tredegar Industries, Inc. and Albemarle Corporation. Mr. Lacy has been a director of Patterson since 1989.


                         DIRECTORS WHOSE TERMS EXPIRE
                         AT THE ANNUAL MEETING IN 1998
                         -----------------------------

     PETER L. FRECHETTE, age 58, has been President of the Company since September 1982 and has been a director of Patterson since March 1983. Prior to joining Patterson, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette holds an M.B.A. degree from Northwestern University and a B.S. degree in economics from the University of Wisconsin.

     DAVID K. BEECKEN, age 49, has been Senior Managing Director of The Chicago Corporation and its affiliate The Chicago Dearborn Company, both broker-dealers, since February 1993. The Chicago Dearborn Company has provided certain financial advisory services to the Company. From 1989 to February 1993, Mr. Beecken was a Senior Vice President-Managing Director of First National Bank of Chicago, and for more than five years prior thereto was a Managing Director with Smith Barney, Harris Upham & Co. Incorporated, and has been a director of Patterson since 1985.

                          DIRECTOR WHOSE TERM EXPIRES
                         AT THE ANNUAL MEETING IN 1997
                         -----------------------------

     BURT E. SWANSON, age 69, is of counsel to the law firm of Briggs and Morgan, Professional Association, legal counsel to Patterson since its acquisition from The Beatrice Companies, Inc. Mr. Swanson was a practicing member of Briggs and Morgan from 1955 to 1995 and has been a director of Patterson since 1989.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five meetings during fiscal 1996. Each director attended at least 75% of all of the Board meetings held.

     The Board of Directors has established Executive, Audit, Compensation and Stock Option Committees. There is no nominating committee of the Board of Directors. The members of the Executive Committee are Peter L. Frechette and Ronald E. Ezerski. The Executive Committee is granted the power to deal with important matters which arise between Board meetings and upon which action must be taken or attention given prior to the next scheduled Board meeting. The Executive Committee did not meet in person in fiscal 1996, but took written action on eight occasions.

     The members of the Audit Committee are David K. Beecken, Burt E. Swanson and Andre B. Lacy. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The Audit Committee held three meetings during fiscal 1996.

     The members of the Compensation and Stock Option Committee are David K. Beecken, Burt E. Swanson and Andre B. Lacy. The Compensation and Stock Option Committee is authorized by the Board of Directors to establish general levels of compensation for officers of the Company, to set the annual compensation of each of the executive officers of the Company, to grant options to employees under the Company's option plans, and to review and approve compensation and benefit plans of the Company. The Compensation and Stock Option Committee held three meetings during fiscal 1996.

DIRECTORS' COMPENSATION

     Directors of the Company who are not employees of the Company receive a retainer of $10,000 per year. Out-of-pocket expenses incurred on behalf of the Company are reimbursed for all directors.

REQUIRED VOTE

     Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEE LISTED ABOVE.

                                PROPOSAL NO. 2

                  PROPOSAL TO ADOPT CAPITAL ACCUMULATION PLAN

BACKGROUND AND SUMMARY OF THE PLAN

     The Board of Directors adopted the Capital Accumulation Plan (the "Plan") in April, 1996, subject to shareholder approval.

     The purpose of the Plan is to enable the Company and its majority-owned subsidiaries (the "Subsidiaries") to attract, retain and motivate officers, branch and regional managers, designated sales personnel and other key employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of the Common Stock on the part of such personnel. It is estimated that approximately four members of the Company's executive officer group and 275 members of the Company's non-executive officer group will be given the opportunity to participate in the Plan. A summary of the features of the Plan is set forth below and is qualified in its entirety by reference to the Plan, a copy of which is attached as Annex A. All issues regarding awards under the Plan shall be governed by the terms of the Plan and, where applicable, the terms of agreement(s) evidencing Restricted Stock Awards.

     The Plan provides for the payment to participants of restricted stock (the "Restricted Stock") in lieu of a portion of their cash compensation. The Plan is not an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

DESCRIPTION OF THE PLAN

     The Company has reserved 1,000,000 shares of Common Stock for issuance under the Plan, which consists of shares that are authorized but unissued. The total number of shares of Common Stock reserved may be adjusted upward or downward as the Compensation Committee of the Company (the "Committee") in its sole discretion may determine, in the event of any stock dividend, recapitalization, stock split or other capital adjustment or transaction materially affecting the Common Stock. Under the current terms of the Plan, if Restricted Stock issued under the Plan is forfeited, canceled, terminated or expires prior to the end of the period during which Restricted Stock is subject to restrictions, such shares will be available for future issuance. Because of restrictions imposed under Rule 16b-3 on the aggregate number of shares issuable under the Plan, the Company does not intend to issue shares in the aggregate in excess of the 1,000,000 authorized for issuance (without regard to forfeitures, cancellations, terminations or expirations). Officers and other key employees of the Company and the subsidiaries will be designated to participate in the Plan at the discretion of the Committee. Restricted Stock Awards will be made to designated Participants in the discretion of the Committee. Participants must affirmatively elect to participate in the Plan.

ADMINISTRATION

     The Committee consists of at least three disinterested persons (as defined in Rule 16b-3 as promulgated by the Commission under the Securities Exchange Act of 1934, as amended) designated by the Company's Board of Directors. Members of the Committee are selected by, and serve at the discretion of, the Company's Board of Directors. Members of the Committee serve indefinitely and may be removed at any time by the Company's Board of Directors.

     The Committee has exclusive discretion to (a) designate Participants, (b) determine the percentage of cash compensation subject to the Plan and the other terms of participation, (c) modify within certain limits the terms of participation, and (d) make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Committee has the authority to administer, construe and interpret the Plan, and its decisions are final, binding and conclusive.

AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN

     The Board of Directors, without the approval of the Company's stockholders or Plan Participants, may at any time terminate, amend or modify the Plan, provided that no such action may without a participant's consent adversely affect Restricted Stock previously issued, and no amendment may become effective, without approval of the Company's stockholders, that would increase the maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan (except in connection with certain capital adjustments described above).

     The full text of the Plan as in effect on May 30, 1996 is attached hereto as Annex A. All capitalized terms used but not defined have the meanings assigned to them in the Plan.

RESTRICTED STOCK

     If a Participant elects to participate in the Plan, a portion of the Participant's annual cash compensation, determined in the discretion of the Committee, will be paid in the form of Restricted Stock. The price of the Restricted Stock for purposes of determining the number of shares to be issued will be discounted at 25% from fair market value or, at the discretion of the Committee, such other percentage as may be necessary to reflect adequately the impact of the restricted nature and potential forfeiture of the Restricted Stock. For purposes of this plan, "fair market value" of the Common Stock will be the average of the Stock's closing sale price on the Nasdaq National Market for the one year period (or lesser period as may be specified by the Committee) following the Restricted Stock Award specified by the Committee for payment of the Restricted Stock Award. The Company may if it wishes, instead of issuing stock certificates evidencing Restricted Stock, make book entries (i.e., a computerized or manual entry) in its records to evidence an award. In such a case, certificates would then be issued at the time the restrictions lapse. A participant will not be able to sell, pledge or otherwise dispose of the Restricted Stock, except by will or the laws of descent and distribution, for a period of three years (or such other period as may be determined to be applicable in the sole discretion of the Committee) (the "Restricted Period"). The Committee may extend the Restricted Period with respect to any award with the participant's written consent. Prior to the expiration of the Restricted Period, the participant will be entitled to receive regular dividends or dividend equivalents with respect to the Restricted Stock. The Committee will determine the effect of any extraordinary dividends on the Restricted Stock. Upon the occurrence of an Event of Acceleration (e.g. certain changes in control of the Company), as defined under the Plan, the Restricted Period applicable to a Restricted Stock Award shall be deemed to have lapsed and expired. The Participant shall have the right to vote his or her shares of Restricted Stock after a Participant has paid for all Restricted Stock. Upon expiration of the Restricted Period, the participant will obtain full dispositive power over his or her shares, including (at the Company's option) sale of such shares to the Company. Shares so purchased by the Company will be available for future issuances under the Plan.

     The following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period relating thereto (including extensions thereof and Related Employment: (i) upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse; (ii) if, prior to reaching age 55, a Participant voluntarily terminates employment, such Participant shall forfeit his or her Restricted Stock; (iii) if, on or after the date a Participant has reached age 55, a Participant's employment is voluntarily terminated prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof, on the first anniversary of such termination, provided he or she has not taken employment in competition with the Company, a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee; (iv) if a Participant is involuntarily terminated without cause prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee; (v) if a Participant's employment is involuntarily terminated for Cause prior to such Participant's 65th birthday, he or she shall forfeit his or her

Restricted Stock, and no cash payment shall be made in respect thereto or in lieu thereof; (vi) if employment of a Participant terminates upon Retirement, he or she shall receive his or her Restricted Stock upon expiration of the Restricted Period.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of transactions under the Plan, based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. Further, federal income tax laws and regulations are subject to change.

     A Participant who receives compensation in the form of Restricted Stock rather than cash will not be subject to tax when the Restricted Stock is issued to the Participant; the income and employment taxes are deferred until the Restricted Stock is included in income at the end of the Restricted Period. A Participant generally must include in ordinary income the fair market value of the Restricted Stock at the time such Restricted Stock is no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code (e.g., the end of the Restricted Period under Plan). Income and payroll taxes are required to be withheld on the amount of ordinary income attributable to the Restricted Stock. If a Participant elects to have income and employment taxes withheld from the Restricted Stock when it becomes subject to tax rather than paying the tax from a separate source, then the Company will purchase from the Participant an amount of such Restricted Stock necessary to make the required withholdings. The Restricted Stock will be purchased at its then fair market value. There will be no gain or loss recognized by the Participant upon such sale because the Participant's tax basis is the fair market value of the Stock included in income and that is the price at which the Company will purchase the Restricted Stock.

     Any Participant may elect pursuant to Section 83(b) of the Code to take in income in the year the Restricted Stock is transferred (generally the year of the award) by the Company to such person an amount equal to the fair market value of the Restricted Stock on the date of such transfer (as if the Restricted Stock were unrestricted and could be sold immediately). If the Restricted Stock subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund is allowed for the amount included as income as a result of the
Section 83(b) election. Such an election must be made within 30 days of the date of such transfer.

     The Company generally will be entitled to a deduction in the amount of a Participant's ordinary income at the time such income is recognized as described above.

     A Participant's tax basis in shares of Restricted Stock will be equal to the amount of ordinary income recognized by such Participant with respect to such shares of Restricted Stock. Upon the sales of shares after the expiration of the Restricted Period, a Participant will generally recognize gain or loss which will be capital gain or loss if the Restricted Stock has been held as a capital asset; such capital gain or loss will be treated as long-term if held for more than one year. The holding period for capital gains treatment will begin when the Restricted Period expires, unless the Participant has made a
Section 83(b) election, in which event the holding period will commence on the date of transfer of the Restricted Stock by the Company to such person. With respect to individuals, the excess of net long-term capital gain over the net short-term capital loss is currently subject to a stated maximum tax rate of 28%.

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                               NEW PLAN BENEFITS

          The following table sets forth the benefits that have been awarded as of July 1, 1996 under the Capital Accumulation Plan. The Plan is described above. There are no other options currently contemplated other than those described below, although the amount of awards granted to date are not necessarily indicative of the amounts that will be awarded in the future.

               NAME AND POSITION                  DOLLAR VALUE ($)(1)  NUMBER OF RESTRICTED SHARES
- -----------------------------------------------   ------------------   ---------------------------
Peter L. Frechette        President and Chief
                            Executive Officer          $      -0-                         -0-
Ronald E. Ezerski         Vice President-Finance              -0-                         -0-
James W. Wiltz            Vice President                      -0-                         -0-
Guy F. Bradley II         Vice President                      -0-                         -0-
John V. Dodd              Vice President                      -0-                         -0-
Executive Group                                               -0-                         -0-
Non-Executive Director
   Group                                                      -0-                         -0-
Non-Executive Officer                                         -0-                         -0-
   Employee Group                                      $1,266,000                      52,760
                                                       ----------                      ------

- -------------------------
(1)     Dollar value calculated based on July 15, 1996 closing price of $32.125 per share.

                                 PROPOSAL NO. 3

                                RATIFICATION OF
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the year ending April 26, 1997. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of Ernst & Young LLP, another firm of independent public accountants will be selected by the Board of Directors. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and provide the Company with copies of such reports. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the past fiscal year its officers, directors and greater than ten percent stockholders complied with applicable filing requirements.

                         VOTING OF PROXIES AND EXPENSES

          The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

          The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

          Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.


                             SHAREHOLDER PROPOSALS

          Shareholders wishing to present proposals for action by the shareholders at the next annual meeting must present such proposals at the principal offices of the Company not later than April 7, 1997. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                         ANNUAL REPORT TO SHAREHOLDERS

          A copy of the Company's Annual Report to Shareholders for the fiscal year ended April 27, 1996 accompanies this Notice of Annual Meeting, Proxy Statement and related form of proxy card. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/Peter L. Frechette
                                        Peter L. Frechette
                                        President and Chief Executive Officer

     Saint Paul, Minnesota
     August 7, 1996

                                                                         ANNEX A
                            PATTERSON DENTAL COMPANY

                           CAPITAL ACCUMULATION PLAN


SECTION 1.  Purpose of the Plan.

          The name of this plan is PATTERSON DENTAL COMPANY CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable PATTERSON DENTAL COMPANY (the "Company") and its Subsidiaries to attract, retain and motivate officers and other key employees, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of stock in the Company on the part of such personnel. The Plan provides incentives to participating officers and other key employees which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2.  Definitions.

          For purposes of the Plan, capitalized terms not otherwise defined herein shall have the meanings set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Cause" means termination by the Company or a Subsidiary of a Participant's employment upon (i) the willful and continued failure by such Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Participant by the Board, which demand specifically identifies the manner in which the Board believes that such Participant has not substantially performed his duties, or (ii) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, including a violation of Company policies as set forth in the Company's Policy and Procedure Manual, as the same may be amended from time to time, or policies adopted from time to time by the Company for officers and key employees and communicated in writing to Participants. For purposes of this Subsection, no act, or failure to act, on a Participant's part shall be deemed "willful" unless done, or omitted to be done, by such Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" means the Compensation Committee of the Board, appointed by the Board from among its members and shall consist of not less than three members thereof who are and shall remain Committee members only so long as they remain "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), as amended.

          (e) "Disability" means permanent and total disability as determined under any Company sponsored long-term disability plan or insurance program.

          (f) "Eligible Employee" means an employee of the Company or any Subsidiary as described in Section 3.

          (g) "Event of Acceleration" means the date upon which any of the following events occurs:

               (i) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or a Subsidiary has acquired the beneficial ownership (determined as provided in Rule 13d-3 under the Exchange Act in effect on such date), directly or indirectly, of securities of the Company entitling such Person to 30% or more of the voting power of the Company; or

               (ii) A tender offer is made to acquire securities of the Company entitling the holders thereof to 30% or more of the voting power of the Company; or

               (iii) A solicitation subject to Rule 14a-11 under the Exchange Act (or any successor Rule) relating to the election or removal of 50% or more of the members of the Board or any class of the Board shall be made by any Person other than the Company or less than 51% of the members of the Board shall be Continuing Directors; or

               (iv) The shareholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction, a majority of the voting power of (a) in the case of a merger or consolidation, the surviving or resulting corporation; (b) in the case of a share exchange, the acquiring corporation; or (c) in the case of division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation, which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

          (h) "Participant" means an Eligible Employee selected by the Committee, pursuant to the Committee's authority in Section 6, to receive an award of Restricted Stock.

          (i) "Related Employment" means the employment of an individual by an employer which is neither the Company nor a Subsidiary provided (i) such employment is undertaken by the individual at the request of the Company or a Subsidiary, (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for purposes of this Plan. The death or Disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of Disability had occurred while the individual was an officer or employee of the Company or a Subsidiary.

          (j) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions set forth in Section 5.

          (k) "Restricted Stock Award" means an award of common stock equal to that portion of a Participant's annual compensation subject to the Plan, divided by the fair market value of a share of Restricted Stock, determined in accordance with Section 5(a).

          (l) "Retirement" means retirement of a Participant from active employment with the Company or any Subsidiary on or after a Participant's 65th birthday.

          (m)  "Stock" means the common stock of the Company.

          (n) "Subsidiary" means any corporation (other than the Company) 50% or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.

SECTION 3.  Eligibility and Participation.

          Officers and other key employees of the Company or its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company or its Subsidiaries shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Employees. An Employee selected by the Company shall affirmatively elect to participate in the Plan. A Participant may, on or before the first day of any fiscal quarter of the Company, elect to cease participation in the Plan, whereupon such participation shall be deemed to have been discontinued as of such first day of the fiscal quarter following the date such notice was given to the Company. Notice by a Participant to cease participation in the Plan shall be given in writing by a Participant and shall be deemed given to the Company only when received by the Company at its principal executive offices. Compensation subject to a Restricted Stock Award paid or payable to a Participant for the period prior to the date on which participation in the Plan ceases shall be payable in Restricted Stock and shall not be subject to refund, except as otherwise provided herein.

SECTION 4.  Amount and Form of Awards.

          (a) Awards of Restricted Stock under the Plan shall be determined by the Committee in its discretion. Awards will be made in lieu of cash payments of a percentage of the Participant's annual compensation and will be granted at such time as the Committee may in its sole discretion determine, and the Committee may also in its sole discretion provide for alternative methods for grants of awards.

          (b) The maximum number of shares of Stock which may be issued under the Plan, as Restricted Stock shall be not more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 7, and such shares may be authorized but unissued shares, or previously issued shares reacquired by the Company, or both. In the event Restricted Stock is forfeited prior to the end of the period during which the restrictions on Restricted Stock expire, the shares of Stock called for by such award of Restricted Stock will become available for future awards.

SECTION 5.  Restricted Stock.

          (a) A Restricted Stock Award made to a Participant under the Plan will be determined and approved by the Committee. In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the fair market value of Stock shall be discounted at a rate of 25% in determining the number of shares of Restricted Stock to be awarded. The Committee may, when it deems appropriate, and in its sole discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Restricted Stock purchased pursuant to an award will be the average of the Stock's closing sale prices on the NASDAQ Stock Market for the one year period (or such lesser period of time as the Committee may specify) following the Restricted Stock Award specified by the Committee for payment of the Restricted Stock Award. The dollar value of an award will be divided by the discounted market value per share to determine the number of shares of Restricted Stock in an award. The value of fractional shares will be paid in cash.

          (b) A Participant shall not have any rights with respect to an award, unless or until such Participant has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, within a period of 60 days after the date of the award (or such shorter period after the date of the award as the Committee may specify). The amount of a Restricted Stock Award shall be paid by payroll deduction from a Participant's compensation over a one-year period or such lesser period as the Committee shall specify. Each Participant who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence an award of shares of Restricted Stock to a Participant where no certificate is issued in the name of the Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

               The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Patterson Dental Company Capital Accumulation Plan and a Restricted Stock Award Agreement entered into between the registered owner and

          Patterson Dental Company. Copies of such Plan and Agreement are on file in the offices of Patterson Dental Company.

The Committee shall require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

     (c) The shares of Restricted Stock issued pursuant to a Restricted Stock Award shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during the three-year period (together with any extensions thereof approved as provided herein) commencing on the date of the Restricted Stock Award (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. The Committee may, in its sole discretion,
     (x) initially provide for an alternative Restricted Period or alter the three-year Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions (provided that nothing contained in this clause shall grant the Committee any additional powers under the Plan with respect to awards granted to or to be granted to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended), and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant's Retirement, termination, death or Disability.

          (ii) Unless the Committee in its sole discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to vote his shares of Restricted Stock during the Restricted Period. The Participant shall have the right to receive any regular dividends on such shares of Restricted Stock. The Committee shall in its sole discretion determine the Participant's rights with respect to extraordinary dividends on the shares of Restricted Stock, including, but not limited to, dividends payable in the common stock of the Company.

          (iii) Certificates for shares of Restricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) without forfeiture in respect of such shares of Restricted Stock.

     (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Stock prior to the end of the Restricted Period relating thereto (including extensions thereof and Related Employment):

          (i) Upon the death or Disability of a Participant, the restrictions on his or her Restricted Stock shall immediately lapse.

          (ii) If, prior to reaching age 55, a Participant voluntarily terminates employment, such Participant shall forfeit his or her Restricted Stock.

          (iii) If, on or after the date a Participant has reached age 55, a Participant's employment is voluntarily terminated prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof, on the first anniversary of such termination, provided he or she has not taken employment in competition with the Company, a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee.

          (iv) If a Participant is involuntarily terminated without cause prior to Retirement, such Participant shall forfeit his or her Restricted Stock, but shall be entitled to receive in lieu thereof a cash payment equal to the portion of his or her compensation that had been paid in the form of such forfeited Restricted Stock, together with interest thereon at a rate to be determined from time to time by the Committee.

          (v) If a Participant's employment is involuntarily terminated for Cause prior to such Participant's 65th birthday, he or she shall forfeit his or her Restricted Stock, and no cash payment shall be made in respect thereto or in lieu thereof.

          (vi) If employment of a Participant terminates upon Retirement, he or she shall receive his or her Restricted Stock upon expiration of the Restricted Period.

     (e) Notwithstanding any other provision contained in the Plan, in case any Event of Acceleration occurs, the Restricted Period applicable to any Restricted Stock Award shall be deemed to have expired and lapsed.

SECTION 6.  Administration.

     The Plan shall be administered by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant Restricted Stock awards to Participants, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

          (i) to select those employees of the Company and its Subsidiaries who are Eligible Employees;

          (ii) to determine whether and to what extent Restricted Stock awards shall be granted to Participants hereunder;

          (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing Restricted Stock.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 7.  Adjustments upon a Change in Common Stock.

     In the event of any change in the outstanding Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(b), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 8.  Amendment and Termination.

     The Plan may be amended or terminated at any time and from time to time by the Board, but no amendment which increases the aggregate number of shares of Stock which may be issued pursuant to the Plan (except as provided in Section 7) shall be effective unless and until the same is approved by the shareholders of the Company. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Participant with respect to any Restricted Stock award theretofore made without such Participant's written consent.

SECTION 9. General Provisions.

     (a) All certificates for shares issued pursuant to Restricted Stock awards may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     (d) A Participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant.

     (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Stock upon the lapse of restrictions on Restricted Stock that the Participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Participant, in accordance with rules adopted by the Committee from time to time to have the Company withhold Stock otherwise issuable pursuant to the Plan having a fair market value equal to such tax liability.

SECTION 10. Effective Date of Plan.

     The Plan shall be effective on the date it is adopted by the Board, subject to the approval of stockholders.

                           PATTERSON DENTAL COMPANY
                           1031 Mendota Heights Road
                          St. Paul, Minnesota  55120


          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated August 7, 1996, hereby appoints Ronald E. Ezerski and Peter L. Frechette as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Patterson Dental Company held of record by the undersigned on July 15, 1996, at the 1996 Annual Meeting of Shareholders to be held on Monday, September 9, 1996 at 4:30 p.m. at the Decathlon Club located at 1700 East 79th Street, Bloomington, Minnesota, and at any adjournments thereof.

Proposal No. 1  To elect two directors of the Company to have terms expiring in 1999, and until their successors shall be elected and duly qualified.

                [  ]  FOR all nominees listed below     [  ]  WITHHOLD AUTHORITY
                      (except as marked to                    to vote for all
                      the contrary)                           nominees listed
                                                              below

                        RONALD E. EZERSKI, ANDRE B. LACY

                INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.

                ----------------------------------------------------------------

Proposal No. 2  To approve the Company's Capital Accumulation Plan, a plan pursuant to which 1,000,000 shares of restricted common stock may be awarded to key employees of the Company.

                [  ]  FOR        [  ]  AGAINST      [  ]    ABSTAIN

Proposal No. 3  To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending April 26, 1997.

                [  ]  FOR        [  ]  AGAINST      [  ]    ABSTAIN

Proposal No. 4  To transact such other business as may properly come before the meeting or any adjournment thereof.

                [  ]  FOR        [  ]  AGAINST      [  ]    ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

     Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.





                                               Dated: __________________________
                                                      __________________________
                                                      __________________________
                                                               (Signature)




                                                      PLEASE MARK, SIGN, DATE
                                                      AND RETURN THIS PROXY
                                                      PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.